As filed with the Securities and Exchange Commission on January 18, 1996
                                              Registration No. 333-00191


                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                             Amendment No. 1 to
                                  Form S-3

                           REGISTRATION STATEMENT
                                   UNDER
                         THE SECURITIES ACT OF 1933

                           PACIFIC TELECOM, INC.
           (Exact name of registrant as specified in its charter)

                           Washington 91-0644974
              (State or other jurisdiction of (I.R.S. Employer
             incorporation or organization Identification No.)
                                805 Broadway
                               P.O. Box 9901
                      Vancouver, Washington 98668-8701
                               (360) 905-5800
       (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                             Brian M. Wirkkala
                        Vice President and Treasurer
                                805 Broadway
                               P.O. Box 9901
                      Vancouver, Washington 98668-8701
                               (360) 905-5800
             (Name, address, including zip code, and telephone
             number, including area code, of agent for service)

It is respectfully requested that the Commission send copies of all notices, orders and communications to:

       Stoel Rives LLP                 Winthrop, Stimson, Putnam & Roberts
  700 NE Multnomah, Suite 950                  One Battery Park Plaza
 Portland, Oregon  97232-4109             New York, New York 10004-1490
Attention of John M. Schweitzer         Attention of C. Payson Coleman, Jr.
      (503) 872-4821                               (212) 858-1426

          Approximate date of commencement of proposed sale of the securities to the public: From time to time after this Registration Statement becomes effective as determined by market conditions and other factors.

          If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

          If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

          If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

          If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

          If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                        ---------------------------


                      Calculation of Registration Fee



                                                        Proposed
                                        Proposed         maximum
   Title of each         Amount          maximum        aggregate    Amount of
class of securities      to be        offering price    offering   registration
 to be registered    registered(1)(2)   per unit(1)     price(2)       fee

-------------------------------------------------------------------------------
Debt Securities         ______          ______       $200,000,000   $68,966

(1) The amount to be registered and the proposed maximum offering price per unit have been omitted in accordance with the Note on the cover page of Form S-3.

(2) In no event will the aggregate principal amount of the Debt Securities issued under this Registration Statement exceed $200,000,000.

(3) The amount of the registration fee has been calculated in accordance with Rule 457(o) under the Securities Act of 1933.

                       ------------------------------

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                                            SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vancouver, State of Washington, on January 18, 1996.

                                        PACIFIC TELECOM, INC.


                                        By:     BRIAN M. WIRKKALA
                                           -----------------------------------
                                           Brian M. Wirkkala
                                           Vice President and Treasurer

     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to this registration statement has been duly signed by the following persons on January 18, 1996 in the capacities indicated.

          Signature                               Title
          ---------                               -----

*CHARLES E. ROBINSON
---------------------------------------   Chairman, President, Chief Executive
Charles E. Robinson                       Officer and Director


*JAMES H. HUESGEN
---------------------------------------   Executive Vice President and Chief
James H. Huesgen                          Financial Officer


*DONALD A. BLOODWORTH
---------------------------------------   Vice President, Revenue Requirements
Donald A. Bloodworth                      and Controller


*MICHAEL C. HENDERSON
---------------------------------------   Director
Michael C. Henderson


*NOLAN E. KARRAS
---------------------------------------   Director
Nolan E. Karras


*NANCY WILGENBUSCH
---------------------------------------   Director
Nancy Wilgenbusch


*By  BRIAN M. WIRKKALA
     ----------------------------------
     Brian M. Wirkkala
     (Attorney-in-Fact)